GOLDVALE RESOURCES, INC.

3070 Guildford Way #2006
Coquitlam, BC V3B 7R8

TRUST AGREEMENT

April 26, 2006

In accordance with the instructions of the Board of Directors of the Corporation I, Steve Merry, President will hold the Goldvale Claim as described in Appendix A attached to this TRUST AGREEMENT IN Trust for the CORPORATION asPresident of the CORPORATION. If I resign from position of President than I will immediately transfer the Goldvale Claim to the new President of the CORPORATION.

/s/Steve Merry
Steve Merry, President